Exhibit C
                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
     Electric distribution plant                  $ 1,445,282
     General plant                                    281,698
                                                   -----------
           Total Electric Plant                     1,726,980
     Less - Accumulated depreciation                 (642,698)
                                                   -----------
           Total Fixed Assets                       1,084,282

Current Assets
     Cash and cash equivalents                         72,456
     Short-term investments                            31,391
     Accounts receivable                              275,593
     Advances to affiliates                               185
     Inventories                                       78,990
     Other current assets                               6,527
                                                   -----------
           Total Current Assets                       465,142

Other Assets
     Goodwill                                       1,314,904
     Prepaid benefit costs                             56,801
     Equity investments and other                     207,108
                                                   -----------
           Total Other Assets                       1,578,813

           Total Assets                           $ 3,128,237
                                                   ===========

CAPITALIZATION AND LIABILITIES
Capitalization
     Common stock                                         $ 1
     Paid-in capital                                  829,000
     Retained earnings                                201,794
     Minority interests                                   920
     Foreign currency translation and other           (54,577)
                                                   -----------
                                                      977,138

     Long-term debt                                 1,118,430

Current Liabilities
     Accounts payable                                 199,188
     Advances from affiliates                         198,469
     Accrued interest payable                          40,484
     Loan notes                                        28,516
     Accrued taxes payable                             95,694
     Customer prepayments                              34,303
     Other                                             31,995
                                                   -----------
                                                      628,649
Deferred Credits
     Deferred tax liability                           277,640
     Other                                            126,380
                                                   -----------
           Total Deferred Credits                     404,020

                                                   ===========
           Total Capitalization and Liabilities    $ 3,128,237
                                                   ===========